William P. Morrissey                                                 Immediately
Senior Vice President
(617) 628-4000


                             CENTRAL BANCORP REPORTS
                                DEATH OF DIRECTOR

     SOMERVILLE,  MASSACHUSETTS,  May 12, 2003-- Central Bancorp,  Inc. (NASDAQ:
CEBK) today reported the death of Garrett Goodbody, a Director of the Company.

     Mr. Goodbody joined the Board of Directors in November 2002.

     Central Bancorp, Inc. is the holding company for Central Bank, whose legal name is Central Co-operative Bank, a Massachusetts-chartered co-operative bank operating eight full-service banking offices and one limited-service high school branch in suburban Boston.